Exhibit 10.13

FTI Consulting, Inc.

2017 Omnibus Incentive Compensation Plan

Restricted Stock Award Agreement for Non-Employee Directors Pursuant to the

FTI Consulting, Inc. Non-Employee Director Compensation Plan

To ____________________:

FTI Consulting, Inc., a Maryland corporation (the “Company”), has granted you an award (this “Award”) of ______  restricted shares  (the “Award Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), under the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan, effective as of June 7, 2017, as further amended or restated from time to time (the “Omnibus Plan”), in accordance with the FTI Consulting, Inc. Non-Employee Director Compensation Plan, as amended and restated effective January 1, 2016, as further amended or restated from time to time (the “Director Plan”), conditioned upon your agreement to the terms and conditions described below. The effective date of grant will be __________ __, ____ (the “Grant Date”), subject to your promptly [electronically acknowledging and accepting] [signing and returning] a copy of this Agreement (as defined below).

This Restricted Stock Agreement for Non-Employee Directors (the “Agreement”) evidences the Award of the Award Shares. This Agreement and the Award are made in consideration of your service as a member of the Board of Directors (the “Board”) of the Company. The Award is subject in all respects to and incorporates by reference the terms and conditions of the Omnibus Plan and the Director Plan. You agree to accept as binding, conclusive, and final all decisions or interpretations of the Compensation Committee of the Board (the “Committee”) concerning any questions arising under this Agreement, the Omnibus Plan or the Director Plan, as the case may be, with respect to the Award.

By executing this Agreement, you acknowledge that you have received copies of the Director Plan, the Prospectus for the Director Plan, as amended and restated effective as of January 1, 2016, as further amended or restated from time to time (the “Director Plan Prospectus”), the Omnibus Plan and the Prospectus for the Omnibus Plan, effective as of June 7, 2017, as further amended or restated from time to time (the “Omnibus Plan Prospectus”), and have read, understand and agree to all terms. You may request additional copies of the Omnibus Plan, the Omnibus Plan Prospectus, the Director Plan and the Director Plan Prospectus by contacting the Secretary of the Company at FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210 (Telephone No. (410) 951-4867). You also may request from the Secretary of the Company copies of the other documents that make up a part of the Omnibus Plan Prospectus (described more fully at the end of the Omnibus Plan Prospectus), as well as all reports, proxy statements and other communications distributed to the Company’s security holders generally.

2017 Omnibus Incentive Compensation Plan

RS Agreement [Non-Employee Directors]

1.Terms and Conditions of this Award. The following terms and conditions will apply:

(a)Vesting. All of the Award Shares are nonvested, nontransferable and forfeitable as of the Grant Date. The Award Shares will vest and no longer be subject to risk of forfeiture as to 100% of the Award Shares on the first anniversary of the Grant Date.

(b)Acceleration of Vesting. All outstanding Award Shares will become fully vested, transferable and nonforfeitable upon the earliest of:

i.	your death;
ii.	your disability; or
iii.	your cessation of service date, if your cessation of service as a member of the Board is in accordance with the provisions of Section 7.1(e) of the Director Plan.

(c)Change in Control.  Subject to the provisions of Section 7.1(e) of the Director Plan, unvested Award Shares outstanding at the time of a “Change in Control” will be treated in accordance with the Omnibus Plan; provided, that absent a different treatment under the Omnibus Plan, in the event of a Non-Employee Director’s cessation of service as a member of the Board upon or within one-year following the occurrence of a Change in Control (other than (i) for cause (as determined by the Board in its good-faith discretion), (ii) due to the request of such Non-Employee Director, or (iii) as a result of a voluntary resignation), the unvested and forfeitable Award Shares outstanding as of the date of such cessation of service shall immediately fully vest and be nonforfeitable as of the cessation date.”

(d)Cessation of Service Date. All Award Shares that are unvested as of your cessation of service date, subject to the acceleration of vesting provisions set forth in Section 2(b) or Section 2(c) herein, shall be forfeited to the Company for no consideration on such cessation date.

(e)Fractional Shares. The Company will not be required to issue fractional Award Shares. Fractional shares of Award Shares will be rounded down to the nearest whole share.

(f)Dividends; Rights as Stockholders. As the owner of record of Award Shares, you are entitled to all rights of a stockholder of the Company, including the right to vote the Award Shares and the right to receive cash dividends or other distributions declared or paid with respect to Award Shares, but excluding the right to freely transfer the Award Shares until they become vested. You will not have any right to dividends or other distributions declared or paid with respect to unvested and forfeitable Award Shares. All dividends and any other

2017 Omnibus Incentive Compensation Plan

RS Agreement [Non-Employee Directors]

distributions paid with respect to unvested and forfeitable Award Shares will be held by the Company in trust for your benefit and paid to you upon vesting of the Award Shares. Upon forfeiture of any Award Shares, any dividends and distributions then held in trust with respect to such Award Shares will be forfeited and will be returned to the Company.

2.Restrictions on Transfer. You may not sell, assign, transfer, pledge, hypothecate, encumber or dispose of in any way (whether by operation of law or otherwise) any unvested Award Shares, and unvested Award Shares may not be subject to execution, attachment or similar process. The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

3.Stock Certificates.

(a)Unvested Award Shares. You are reflected as the owner of record of the Award Shares on the Company’s books. The Company will hold the share certificates for safekeeping, or otherwise retain the Award Shares in uncertificated book entry form, until the Award Shares become vested and nonforfeitable, and any share certificates (or book entry) representing such unvested shares will include a legend (or electronic notation) to the effect that you may not sell, assign, transfer, pledge, hedge or hypothecate the Award Shares. If you forfeit any Award Shares, the share certificate (or book entry), as the case may be, will be cancelled by the Company’s transfer agent upon instructions from the Company.

(b)Vested Award Shares. As soon as practicable after the Award Shares vest, the Company will deliver a share certificate to you, or deliver shares electronically or in certificate form to your designated broker on your behalf. If you are deceased (or in case of your disability (if necessary)) at the time that a delivery of shares is to be made, the shares will be delivered to your executor, administrator, legally authorized guardian or personal representative, in accordance with the instructions received from your executor, administrator, legally authorized guardian or personal representative (as applicable).

(c)Legends. Any share certificates delivered or Award Shares delivered electronically will, unless the Award Shares are registered and such registration is in effect, or an exemption from registration is available, under applicable federal and state law, bear a legend (or electronic notation) restricting transferability of such Award Shares.

(d)Postponement of Delivery. The Company may postpone the issuance and delivery of any Award Shares for so long as the Company determines to be necessary or advisable to satisfy the following:

i.	the completion or amendment of any registration of the Award Shares or satisfaction of any exemption from registration under any securities law, rule, or regulation;

2017 Omnibus Incentive Compensation Plan

RS Agreement [Non-Employee Directors]

ii.	compliance with any requests for representations; and
iii.	receipt of proof satisfactory to the Company that a person seeking such Award Shares on your behalf upon your death or disability is appropriately authorized.

4.Taxation.

(a)Tax Withholding. Since you are not an employee of the Company or any Affiliate, the Company is not required to, and the Company will not, deduct from any compensation or any other payment of any kind due you the amount of any federal, state, local or foreign taxes required to be paid by you as a result of the grant or vesting of the Award Shares in whole or in part. You expressly acknowledge that you are solely responsible for the payment of any such federal, state, local or foreign taxes, and you may not rely on the Company for any assistance with regard to withholding or paying such taxes.

(b)Tax Election. You are advised to seek independent tax advice from your own advisors regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended. Any such election, if made, must be made within 30 days of the Grant Date. You expressly acknowledge that you are solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company. You may not rely on the Company or any of its respective officers, directors or employees for tax or legal advice regarding this Award. You acknowledge that you have sought tax and legal advice from your own advisors regarding this Award or have voluntarily and knowingly foregone such consultation.

5.Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Award Shares issued pursuant to this Agreement. You will, at the request of the Company, promptly present to the Company any and all certificates representing Award Shares acquired pursuant to this Agreement in your possession in order to carry out the provisions of this Section.

6.Adjustments for Corporate Transactions and Other Events.

(a)Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Award Shares hereunder shall be adjusted as provided under the Director Plan.

(b)Other Transactions Affecting the Common Stock. The terms and conditions of this Agreement will apply with equal force to any additional and/or substitute rights to receive securities received by you in exchange for, or by virtue of your ownership of, the Award Shares, whether as a result of any spin-off, stock split-up, stock dividend, stock

2017 Omnibus Incentive Compensation Plan

RS Agreement [Non-Employee Directors]

distribution, other reclassification of the Common Stock of the Company, or other similar event. If the Award Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, rights to receive securities of another entity, or other property (including cash), then the rights of the Company under this Agreement will inure to the benefit of the Company’s successor, and this Agreement will apply to the rights to receive securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Shares.

7.Non-Guarantee of Service Relationship. Nothing in the Omnibus Plan, the Director Plan or this Agreement alters your service relationship with the Company or shall constitute or be evidence of any agreement or understanding, express or implied, that you will continue as a member of the Board for any period of time. This Agreement is not to be construed as a contract of service relationship between the Company and you. This Agreement does not limit in any way the possibility of your removal from the Board in accordance with the By-Law provisions in effect at the relevant time, whether or not such removal results in the forfeiture of any Award Shares or any other adverse effect on your interests under the Omnibus Plan or the Director Plan.

8.The Company’s Rights. The existence of the Award Shares does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company's or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.Entire Agreement. This Agreement, inclusive of the Omnibus Plan and the terms of the Director Plan incorporated into this Agreement, contains the entire agreement between you and the Company with respect to the Award Shares. Any and all existing oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement by any person with respect to the Award, the Award Shares are superseded by this Agreement and are void and ineffective for all purposes.

10.Terminology; Conformity and Conflict. All terms not defined in this Agreement have the meanings given in, first, the Director Plan, and if not defined in the Director Plan, second, in the Omnibus Plan. Unless otherwise specifically provided in this Agreement, in the event of a conflict, inconsistency or ambiguity between or among any provision, term or condition of this Agreement, the Omnibus Plan, or the Director Plan, the provisions of, first, the Director Plan, second, the Omnibus Plan, and lastly, this Agreement, will control in that order of priority, except in the case of Section 12 of this Agreement which will control in all cases.

2017 Omnibus Incentive Compensation Plan

RS Agreement [Non-Employee Directors]

11.Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award as determined in the discretion of the Committee, except as provided in the Omnibus Plan, the Director Plan or in any other written document signed by you and the Company.

12.Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, will be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect to the Award or the Award Shares will be brought in the federal or state courts in the districts which include Baltimore, Maryland, and you agree and submit to the personal jurisdiction and venue thereof.

13.Severability. If a court of competent jurisdiction (or arbitrator(s), as applicable) determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties' intent that any court order (or decision of arbitrator(s), as applicable) striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties' under this Agreement.

14.Further Assurances. You agree to use your reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for your benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

15.Headings; Interpretation. Section headings are used in this Agreement for convenience of reference only and shall not affect the meaning of any provision of this Agreement. Whenever the context requires, all words under in the singular shall be construed to include the plural and vice versa. Words of the masculine gender shall be deemed to include the correlative words of the feminine gender. The word “you” or “your” means the recipient of the Award Shares as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Committee, to apply to the estate, personal representative, or beneficiary to whom the Award Shares may be transferred by will or by the laws of descent and distribution, the words “you” and “your” will be deemed to include such person.

2017 Omnibus Incentive Compensation Plan

RS Agreement [Non-Employee Directors]

16.Counterparts. This Agreement may be executed in counterparts (including electronic signatures or facsimile copies), each of which will be deemed an original, but all of which together will constitute the same instrument.

{The signature page follows.}

2017 Omnibus Incentive Compensation Plan

RS Agreement [Non-Employee Directors]

[IN WITNESS WHEREOF, this Agreement is dated and has been executed as of the date electronically acknowledged and accepted by the award recipient.]

[IN WITNESS WHEREOF, the Company and the award recipient have caused this Agreement to be executed as of the ___ day of _____, ___.

FTI CONSULTING, INC.

By:
Name
Title:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.]

AWARD RECIPIENT

2017 Omnibus Incentive Compensation Plan

RS Agreement [Non-Employee Directors]